                                                                     EXHIBIT 5.1

                  LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.
                                    ATTORNEYS
                                3400 CHASE TOWER
                                   600 TRAVIS
                            HOUSTON, TEXAS 77002-3095
                                 (713) 226-1200

                                  May 29, 1998

Service Corporation International
1929 Allen Parkway
Houston, Texas  77019

Gentlemen:

         We have acted as counsel for Service Corporation International, a Texas corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the Company's (i) unsecured debt securities ("Debt Securities"), (ii) shares of common stock, par value $1.00 per share, including the preferred stock purchase rights associated therewith (collectively, "Common Stock"), and (iii) warrants to purchase Common Stock ("Warrants" and, together with the Debt Securities and the Common Stock, the "Securities"), to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended, for an aggregate initial offering price not to exceed $1,000,000,000.

         We have examined (i) the Restated Articles of Incorporation and Bylaws of the Company, each as amended to date, (ii) a form of 1998 Senior Indenture (the "Senior Indenture") between the Company and The Bank of New York, as Trustee, (iii) a form of 1998 Senior Subordinated Indenture (the "Senior Subordinated Indenture") between the Company and Chase Bank of Texas, National Association ("Chase Bank of Texas") as Trustee, (iv) a form of 1998 Subordinated Indenture (the "Subordinated Indenture"), between the Company and Chase Bank of Texas, as Trustee, and (v) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (iv) a definitive purchase, underwriting, sales agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Service Corporation International
May 29, 1998
Page 2



         Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by Article 2.36 of the Texas Business Corporation Act, as amended, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, upon payment of the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         2. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture shall have been duly authorized and validly executed and delivered by the Company and The Bank of New York, as Trustee, (ii) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (iii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Senior Subordinated Indenture; and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Senior Indenture.

         3. With respect to Debt Securities to be issued under the Senior Subordinated Indenture, when (i) the Senior Subordinated Indenture shall have been duly authorized and validly executed and delivered by the Company and Chase Bank of Texas as Trustee; (ii) the Senior Subordinated Indenture has been duly qualified under the TIA; (iii) the Board has taken all necessary corporate

Service Corporation International
May 29, 1998
Page 3



action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Subordinated Indenture; and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Senior Subordinated Indenture.

         4. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture shall have been duly authorized and validly executed and delivered by the Company and Chase Bank of Texas, as Trustee, (ii) the Subordinated Indenture has been duly qualified under the TIA;
(iii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture; and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Subordinated Indenture.

         5. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements; and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon

Service Corporation International
May 29, 1998
Page 4


payment of the consideration therefore provided for therein, the Warrants will be duly authorized and validly issued.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.


                                  Very truly yours,

                                  /s/ LIDDELL, SAPP, ZIVLEY, HILL & LaBOON, LLP